Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of QEP Resources, Inc., hereby severally constitute Timothy J. Cutt and William J. Buese, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2019 and any and all amendments to be filed with the Securities and Exchange Commission by QEP Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2019 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ Timothy J. Cutt	President and Chief Executive Officer	2/26/2020
Timothy J. Cutt	Director

/s/ David A. Trice	Chair of the Board	2/26/2020
David A. Trice	Director

/s/ Phillips S. Baker, Jr.	Director	2/26/2020
Phillips S. Baker, Jr.

/s/ Julie A. Dill	Director	2/26/2020
Julie A. Dill

/s/ Robert F. Heinemann	Director	2/26/2020
Robert F. Heinemann

/s/ Joseph N. Jaggers	Director	2/26/2020
Joseph N. Jaggers

/s/ Michael J. Minarovic	Director	2/26/2020
Michael J. Minarovic

/s/ M. W. Scoggins	Director	2/26/2020
M. W. Scoggins

/s/ Mary Shafer-Malicki	Director	2/26/2020
Mary Shafer-Malicki

/s/ Barth E. Whitham	Director	2/26/2020
Barth E. Whitham